EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Innotrac Corporation
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-66045 and No. 333-54970) of Innotrac Corporation of our report dated March 30, 2009, relating to the financial statements which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 30, 2009